Exhibit 5.1

Brownstein Hyatt Farber Schreck, LLP 702.382.2101 main 100 North City Parkway, Suite 1600 Las Vegas, Nevada 89106

October 10, 2025

Strive, Inc.
200 Crescent Court, Suite 1400
Dallas, Texas 75201

To the addressee set forth above:

We have acted as local Nevada counsel to Strive, Inc., a Nevada corporation (the “Company”), in connection with the registration for resale, from time to time, by the applicable selling stockholders (collectively, the “Selling Stockholders”) identified in the Prospectus Supplement (as defined below) of up to 1,283,904,392 shares of the Company’s Class A Common Stock, par value $0.001 per share (the “Common Stock”) comprising:  (i) 1,110,518,094 shares of Common Stock, which includes shares of Common Stock (the “Subscription Shares”), shares of Common Stock (the “Pre-Funded Warrant Shares”) issuable upon the exercise of outstanding pre-funded warrants (the “Pre-Funded Warrants”), and shares of Common Stock (together with the Pre-Funded Warrant Shares, the “Warrant Shares”) issuable upon the exercise of outstanding warrants (together with the Pre-Funded Warrants, the “Warrants”), each issued pursuant to the terms of the Subscription Agreements, each dated as of May 26, 2025 (collectively, the “Subscription Agreements”, and together with the Warrants, the “Transaction Documents”), by and among the Company (then known as Asset Entities, Inc.), Strive Enterprises, Inc., an Ohio corporation (“Strive Enterprises”), and certain of the Selling Stockholders; (ii) 2,681,893 shares (the “Exchange Shares”) of Common Stock, issued pursuant to the terms of the Exchange Agreements, each dated as of August 22, 2025 (collectively, the “Exchange Agreements”), by and among the Company, Strive Enterprises and certain of the Selling Stockholders; and (iii) 170,704,405 shares (together with the Subscription Shares and the Exchange Shares, the “Common Shares”, and together with the Warrant Shares, the “Shares”) of Common Stock, on an as-converted basis, to be registered pursuant to the terms of that certain Registration Rights Agreement, dated as of September 12, 2025, by and among the Company and certain of the Selling Stockholders (together with the Transaction Documents and the Exchange Agreements, the “Resale Documents”), all as described in the Company’s Registration Statement on Form S-3 (File No. 333-290252) (the “Registration Statement”), including the base prospectus, dated September 15, 2025, contained therein  (the “Base Prospectus”), as supplemented by the prospectus supplement, dated September 10, 2025 (the “Prospectus Supplement”, and together with the Base Prospectus, the “Prospectus”), each as filed with Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).  This opinion letter is being delivered at your request pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and resale of the Shares as contemplated by the Resale Documents and as described in the Registration Statement and the Prospectus.  For purposes of this opinion letter, and except to the extent set forth in the opinions below, we have assumed that all such proceedings have been or will be timely completed in the manner presently proposed in the Resale Documents, the Registration Statement and the Prospectus.

Strive, Inc.
October 10, 2025

For purposes of issuing this opinion letter, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Resale Documents, (ii) the Registration Statement and the Prospectus, (iii) the articles of incorporation and bylaws of the Company, and (iv) such agreements, instruments, resolutions of the board of directors of the Company and committees thereof and other corporate records, and such instruments and other documents, as we have deemed necessary or appropriate for the purpose of issuing this opinion letter, and we have obtained from officers and other representatives and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances, and public filings, as we have deemed necessary or appropriate.

Without limiting the generality of the foregoing, in our examination, we have, with your permission, assumed without independent verification, that (i) each agreement, instrument or other document (or form thereof) we have reviewed or which is referenced herein has been or will be duly executed and delivered by the parties thereto to the extent due execution and delivery are prerequisites to the effectiveness thereof; (ii) the statements of fact and all representations and warranties set forth in the documents we have reviewed are and will be true and correct as to factual matters, in each case as of the date or dates of such documents and as of the date hereof; (iii) each natural person executing a document at all relevant times had, has, or at the time of such execution will have, sufficient legal capacity to do so; (iv) all documents submitted to us as originals are authentic, the signatures on all documents that we have examined are genuine and all documents submitted to us as certified, conformed, photostatic, facsimile or electronic copies conform to the original document; (v) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete; (v) the obligations of each party set forth in the Resale Documents and in any other documents we have reviewed are and will be its valid and binding obligations, enforceable against such party in accordance with their respective terms; and (vii) after any issuance of Shares, the total number of issued and outstanding shares of Common Stock, together with the total number of shares of Common Stock then reserved for issuance or obligated to be issued by the Company pursuant to any agreement, arrangement, plan or otherwise, will not exceed the total number of shares of Common Stock then authorized under the Company’s articles of incorporation.

We are qualified to practice law in the State of Nevada.  The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect thereon of, the laws of any other jurisdiction.  We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations.

Based upon the foregoing, and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

1.          The Common Shares have been duly authorized by the Company and, if when and to the extent any Common Shares are issued in accordance with all applicable terms and conditions set forth in, and in the manner contemplated by the relevant Resale Documents, and as described in the Registration Statement and the Prospectus, such Common Shares will be validly issued, fully paid and nonassessable.

Strive, Inc.
October 10, 2025

2.          The Warrant Shares have been duly authorized by the Company and if, when and to the extent any Warrant Shares are issued in accordance with all applicable terms and conditions set forth in, and in the manner contemplated by, the relevant Transaction Documents (including due and proper exercise of the relevant Warrant(s) in accordance therewith and payment in full of all consideration required thereunder), and as described in the Registration Statement and the Prospectus, such Warrant Shares will be validly issued, fully paid and nonassessable.

The opinions expressed herein are based upon the applicable laws of the State of Nevada and the facts in existence on the date of this opinion letter.  In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in any laws or facts after the date hereof.  No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters”.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP